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                                                                   Exhibit 99.4

                               AMF BOWLING, INC.
                                RIGHTS OFFERING

          DTC PARTICIPANT CONDITIONAL OVER-SUBSCRIPTION EXERCISE FORM

THIS FORM IS TO BE USED ONLY BY THE DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE CONDITIONAL OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF AMF BOWLING, INC. RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED IN FULL THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF CONDITIONAL OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF RIGHTS CERTIFICATES.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JUNE 28, 1999 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

THIS FORM WILL BE VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 28, 1999 UNLESS EXTENDED.

1. The undersigned hereby certifies to AMF Bowling, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as the Subscription Agent, that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised in full the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise in full of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent.

2. The undersigned hereby exercises the Conditional Over-Subscription
   Privilege to purchase, to the extent available,          shares of Common
   Stock and certifies to the Company and the Subscription Agent that such Conditional Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege was exercised in full.

3. The undersigned understands that payment of the Subscription Price of $5.00 per share for each share of Common Stock (assuming the maximum amount of shares is purchased pursuant to the Conditional Over-Subscription Privilege) subscribed for pursuant to the Conditional Over-Subscription Privilege must be received by the Subscription Agent at or before the Expiration Date and represents that such payment, in the aggregate amount
   of $              (check appropriate box)

  [_]has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above;

  [_]is being delivered to the Subscription Agent herewith; or

  [_]has been delivered separately to the Subscription Agent;


and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

  [_]wire transfer funds;

Name of transferor institution ________________________________________________

Date of transfer ______________________________________________________________

Confirmation number (if available) ____________________________________________
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  [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

  [_] certified check

  [_] bank draft (cashier's check)

  [_] money order

      --name of maker _________________________________________________________

      --date of check, draft or money order number ____________________________

      --bank on which check is drawn or issuer of money order _________________

                                          _____________________________________
                                          Basic Subscription Confirmation
                                           Number

                                          _____________________________________
                                          DTC Participant Number

                                          _____________________________________
                                          Name of DTC Participant

                                          By: _________________________________
                                             Name:
                                             Title:

                                          Contact Name: _______________________

                                          Phone Number: _______________________

Date:         , 1999

PARTICIPANTS EXERCISING THE CONDITIONAL OVER-SUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION FORM TO THE SUBSCRIPTION AGENT.